CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-274820 on Form S-6 of our report dated November 3, 2023, relating to the financial statement of FT 11099, comprising Sabrient Small Cap Growth Portfolio, Series 40, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 3, 2023